EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FOURTH QUARTER 2024 RESULTS
$143 million	$150 million	$0.68	$0.71
Net income	Operating net income [1]	Earnings per diluted common share	Operating earnings per diluted common share [1]
0

CEO Commentary
“Our fourth quarter and 2024 results reflect significant strides toward top-quartile performance,” said Clint Stein, President and CEO. “Our optimized expense base, improved pricing strategies, and targeted franchise investments have not only strengthened our financial position but also supported our commitment to deliver exceptional value to our customers and shareholders alike. Relative to the first quarter, our fourth quarter results reflect deposit-driven net interest margin expansion, relationship-driven commercial loan growth, and higher income from core fee-generating products in support of our customers' needs. I want to thank our associates for their hard work and dedication during our first full year as a combined organization. Their accomplishments contribute to the building momentum that supports long-term, consistent, repeatable performance.”
–Clint Stein, President and CEO of Columbia Banking System, Inc.

4Q24 HIGHLIGHTS (COMPARED TO 3Q24)

Net Interest Income and NIM	•Net interest income increased by $7 million from the prior quarter, as lower funding costs more than offset lower interest income.
•Net interest margin was 3.64%, up 8 basis points from the prior quarter, as a reduction in deposit costs more than offset lower loan yields. A favorable balance sheet funding mix shift into lower-cost sources also occurred throughout the quarter.

Non-Interest Income and Expense
•Non-interest income decreased by $16 million due to the quarterly fluctuation in cumulative fair value accounting and hedges, which drove $12 million of the change. Income was also lower due to loan sale activity, slightly offset by higher core banking activity.

•Non-interest expense decreased by $5 million due to lower benefits expense, which was partially affected by elevated group insurance costs in the third quarter.

Credit Quality	•Net charge-offs were 0.27% of average loans and leases (annualized), compared to 0.31% in the prior quarter. Lower activity in the FinPac portfolio contributed to the decline.
•Provision expense of $28 million compares to $29 million in the prior quarter.
•Non-performing assets to total assets was 0.33%, compared to 0.32% as of September 30, 2024.

Capital	•Estimated total risk-based capital ratio of 12.6% and estimated common equity tier 1 risk-based capital ratio of 10.5%.
•Declared a quarterly cash dividend of $0.36 per common share on November 15, 2024, which was paid December 16, 2024.

Notable Items
•Executed three successful small business campaigns in 2024, following program buildout and associate training in 2023. Our campaigns use bundled solutions for customers without promotional pricing, and they generated approximately $700 million in new deposits to the bank in 2024.

•Our 2025 branch plans include the opening of five additional locations in strategic growth markets throughout our footprint. The expansion reflects the reinvestment of savings generated from four net branch consolidations in 2024.

4Q24 KEY FINANCIAL DATA

PERFORMANCE METRICS		4Q24		3Q24		4Q23
Return on average assets		1.10%		1.12%		0.72%
Return on average common equity		10.91%		11.36%		7.90%
Return on average tangible common equity [1]		15.41%		16.34%		12.19%
Operating return on average assets [1]		1.15%		1.10%		0.89%
Operating return on average common equity [1]		11.40%		11.15%		9.81%
Operating return on average tangible common equity [1]		16.11%		16.04%		15.14%
Net interest margin		3.64%		3.56%		3.78%
Efficiency ratio		54.61%		54.56%		64.81%
Operating efficiency ratio, as adjusted [1]		52.51%		53.89%		57.31%

INCOME STATEMENT ($ in 000s, excl. per share data)		4Q24		3Q24		4Q23
Net interest income		$437,373		$430,218		$453,623
Provision for credit losses		$28,199		$28,769		$54,909
Non-interest income		$49,747		$66,159		$65,533
Non-interest expense		$266,576		$271,358		$337,176
Pre-provision net revenue [1]		$220,544		$225,019		$181,980
Operating pre-provision net revenue [1]		$229,178		$221,412		$212,136
Earnings per common share - diluted		$0.68		$0.70		$0.45
Operating earnings per common share - diluted [1]		$0.71		$0.69		$0.56
Dividends paid per share		$0.36		$0.36		$0.36

BALANCE SHEET		4Q24		3Q24		4Q23
Total assets	$51.6	B	$51.9	B	$52.2	B
Loans and leases	$37.7	B	$37.5	B	$37.4	B
Deposits	$41.7	B	$41.5	B	$41.6	B
Book value per common share		$24.43		$25.17		$23.95
Tangible book value per share [1]		$17.20		$17.81		$16.12
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4100, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") completed an enterprise-wide evaluation of our operations in early 2024, which resulted in $82 million in annualized cost savings realized during the year. The reinvestment of $12 million of the achieved savings is ongoing and in support of new locations in targeted growth markets, the addition of experienced bankers throughout our footprint, and products and technologies that create operational efficiencies and revenue growth opportunities. During 2024, we opened our first two branches in Arizona and strategically relocated offices in other markets, with our net branch count declining by four given other consolidations. Looking to 2025, we have five branches slated to open in the coming months in support of our customers and bankers. Key technology enhancements during 2024 include the introduction of a new business online banking platform designed specifically to meet the needs of our small business customers, and we adopted a new customer relationship management ("CRM") tool. Planned reinvestments in 2025 include continued investment in our customer-focused technology stack to not only create operational efficiencies, but also support an elevated customer experience to enhance customer satisfaction and drive additional revenue opportunities through needs-based solutions.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the year ended December 31, 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the year ended December 31, 2024 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $437 million for the fourth quarter of 2024, up $7 million from the prior quarter. The increase reflects lower funding costs that were only partially offset by lower interest income due to the reductions in the federal funds rate that occurred in September, November, and December.

Columbia's net interest margin was 3.64% for the fourth quarter of 2024, up 8 basis points from the third quarter of 2024. A reduction in deposit costs more than offset lower loan yields as the net interest margin further benefited from the favorable balance sheet funding mix shift into lower-cost sources that occurred throughout the quarter. The cost of interest-bearing deposits decreased 29 basis points from the prior quarter to 2.66% for the fourth quarter of 2024, which compares to 2.59% for the month of December and 2.51% as of December 31, 2024. "Our teams continue to lead with needs-based solutions and service, not price," commented Chris Merrywell, President of Umpqua Bank. "Proactive conversations with our customers ahead of and following recent federal funds rate reductions contributed to favorable changes in the cost of deposits and net interest margin during the quarter."

Columbia's cost of interest-bearing liabilities decreased 31 basis points from the prior quarter to 2.98% for the fourth quarter of 2024, which compares to 2.91% for the month of December and 2.85% as of December 31, 2024. Please refer to the Q4 2024 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $50 million for the fourth quarter of 2024, down $16 million from the prior quarter. The decrease was driven by quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, due to interest rate flucations during the quarter, collectively resulting in a net fair value loss of $6 million in the fourth quarter compared to a net fair value gain of $7 million in the third quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was down $4 million2 between periods due primarily to a $2 million loss on the sale of 29 loans with a balance of $26 million at sale. The loss on sale was offset by a corresponding $2 million release of the allowance for credit losses given previously established reserves associated with these specific loans. Non-interest income was also impacted by lower mortgage gain-on-sale income and other quarterly flucations. Treasury management fees, commercial card income, and financial services and trust revenue increased at a low single-digit growth rate from the prior quarter's level. We continue to focus on generating sustainable core fee income with new and existing customers.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Non-interest Expense
Non-interest expense was $267 million for the fourth quarter of 2024, down $5 million from the prior quarter. Excluding merger and restructuring expense and exit and disposal costs, non-interest expense was $263 million3, also down $5 million from the prior quarter due to a $5 million decline in benefits expense, which was partially affected by elevated group insurance costs in the third quarter. Higher repairs and maintenance expense was partially offset by lower FDIC assessments due to run rate adjustments in the quarter. Please refer to the Q4 2024 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $51.6 billion as of December 31, 2024, down slightly from $51.9 billion as of September 30, 2024. Cash and cash equivalents were $1.9 billion as of December 31, 2024, down from $2.1 billion as of September 30, 2024. Including secured off-balance sheet lines of credit, total available liquidity was $18.0 billion as of December 31, 2024, representing 35% of total assets, 43% of total deposits, and 128% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $8.3 billion as of December 31, 2024, a decrease of $402 million relative to September 30, 2024, due to a decline in the fair value of the portfolio as well as paydowns. Please refer to the Q4 2024 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

Gross loans and leases were $37.7 billion as of December 31, 2024, an increase of $178 million relative to September 30, 2024. "Commercial loan generation more than offset anticipated contraction in other loan categories during the quarter, driving a 2% increase in total loans on an annualized basis," commented Mr. Merrywell. "Commercial loans grew 2% during the quarter and 3% in 2024, in support of our strategic decision to organically remix the portfolio into relationship-driven balances as transactional loans decline." Please refer to the Q4 2024 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $41.7 billion as of December 31, 2024, an increase of $206 million relative to September 30, 2024. Customer deposits decreased $282 million during the quarter, due in part to anticipated customer balance declines during December. Columbia utilized excess cash, FHLB Advances, and brokered CDs to offset the decline in customer deposits and fully repay $1.3 billion in borrowings from the Federal Reserve Bank Term Funding Program, which resulted in a net decrease of $550 million in term debt during the fourth quarter. Please refer to the Q4 2024 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $441 million, or 1.17% of loans and leases, compared to $438 million, or 1.17% of loans and leases, as of September 30, 2024. The provision for credit losses was $28 million for the fourth quarter of 2024, and it reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

Net charge-offs were 0.27% of average loans and leases (annualized) for the fourth quarter of 2024, compared to 0.31% for the third quarter of 2024. Net charge-offs in the FinPac portfolio were $19 million in the fourth quarter, down slightly from the third quarter as improvement continues within the transportation sector of the portfolio. Net charge-offs excluding the FinPac portfolio were $6 million in the fourth quarter, compared to $9 million in the third quarter. Non-performing assets were $170 million, or 0.33% of total assets, as of December 31, 2024, compared to $168 million, or 0.32% of total assets, as of September 30, 2024. Please refer to the Q4 2024 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $24.43 as of December 31, 2024, compared to $25.17 as of September 30, 2024. Organic net capital generation was more than offset by a change in accumulated other comprehensive (loss) income ("AOCI") to $(462) million at December 31, 2024, compared to $(234) million at the prior quarter-end. The change in AOCI is due primarily to an increase in the tax-effected net unrealized loss on available-for-sale securities to $434 million as of December 31, 2024, compared to $219 million as of September 30, 2024. Tangible book value per common share3 was $17.20 as of December 31, 2024, compared to $17.81 as of September 30, 2024.

Columbia's estimated total risk-based capital ratio was 12.6% and its estimated common equity tier 1 risk-based capital ratio was 10.5% as of December 31, 2024, compared to 12.5% and 10.3%, respectively, as of September 30, 2024. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2024 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Earnings Presentation and Conference Call Information
Columbia's Q4 2024 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its fourth quarter 2024 earnings conference call on January 23, 2025, at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its fourth quarter 2024 financial results. Participants may register for the call using the link below to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI7bdd9cdcf3dd40b195814a011d060fbe
Join the audiocast: https://edge.media-server.com/mmc/p/322v8qj5/
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. Umpqua Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Umpqua Bank. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$572,843	$588,603	$583,874	$575,044	$577,741	(3)%	(1)%
Interest and dividends on investments:
Taxable	75,254	76,074	78,828	75,017	78,010	(1)%	(4)%
Exempt from federal income tax	6,852	6,855	6,904	6,904	6,966	—%	(2)%
Dividends	2,678	2,681	2,895	3,707	4,862	—%	(45)%
Temporary investments and interest bearing deposits	18,956	24,683	23,035	23,553	24,055	(23)%	(21)%
Total interest income	676,583	698,896	695,536	684,225	691,634	(3)%	(2)%
Interest expense:
Deposits	189,037	208,027	207,307	198,435	170,659	(9)%	11%
Securities sold under agreement to repurchase and federal funds purchased	971	1,121	1,515	1,266	1,226	(13)%	(21)%
Borrowings	39,912	49,636	49,418	51,275	56,066	(20)%	(29)%
Junior and other subordinated debentures	9,290	9,894	9,847	9,887	10,060	(6)%	(8)%
Total interest expense	239,210	268,678	268,087	260,863	238,011	(11)%	1%
Net interest income	437,373	430,218	427,449	423,362	453,623	2%	(4)%
Provision for credit losses	28,199	28,769	31,820	17,136	54,909	(2)%	(49)%
Non-interest income:
Service charges on deposits	18,401	18,549	18,503	16,064	17,349	(1)%	6%
Card-based fees	14,634	14,591	14,681	13,183	14,593	—%	—%
Financial services and trust revenue	5,265	5,083	5,396	4,464	3,011	4%	75%
Residential mortgage banking revenue, net	6,958	6,668	5,848	4,634	4,212	4%	65%
Gain (loss) on sale of debt securities, net	10	3	(1)	12	9	233%	11%
(Loss) gain on equity securities, net	(1,424)	2,272	325	(1,565)	2,636	(163)%	(154)%
(Loss) gain on loan and lease sales, net	(1,719)	161	(1,516)	221	1,161	nm	(248)%
BOLI income	4,742	4,674	4,705	4,639	4,331	1%	9%
Other income (loss)	2,880	14,158	(3,238)	8,705	18,231	(80)%	(84)%
Total non-interest income	49,747	66,159	44,703	50,357	65,533	(25)%	(24)%
Non-interest expense:
Salaries and employee benefits	141,958	147,268	145,066	154,538	157,572	(4)%	(10)%
Occupancy and equipment, net	46,878	45,056	45,147	45,291	48,160	4%	(3)%
Intangible amortization	29,055	29,055	29,230	32,091	33,204	—%	(12)%
FDIC assessments	8,121	9,332	9,664	14,460	42,510	(13)%	(81)%
Merger and restructuring expense	2,230	2,364	14,641	4,478	7,174	(6)%	(69)%
Other expenses	38,334	38,283	35,496	36,658	48,556	—%	(21)%
Total non-interest expense	266,576	271,358	279,244	287,516	337,176	(2)%	(21)%
Income before provision for income taxes	192,345	196,250	161,088	169,067	127,071	(2)%	51%
Provision for income taxes	49,076	50,068	40,944	44,987	33,540	(2)%	46%
Net income	$143,269	$146,182	$120,144	$124,080	$93,531	(2)%	53%

Weighted average basic shares outstanding	208,548	208,545	208,498	208,260	208,083	—%	—%
Weighted average diluted shares outstanding	209,889	209,454	209,011	208,956	208,739	—%	1%
Earnings per common share – basic	$0.69	$0.70	$0.58	$0.60	$0.45	(1)%	53%
Earnings per common share – diluted	$0.68	$0.70	$0.57	$0.59	$0.45	(3)%	51%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Year Ended		% Change
($ in thousands, except per share data)	Dec 31, 2024	Dec 31, 2023	Year over Year
Interest income:
Loans and leases	$2,320,364	$2,113,615	10%
Interest and dividends on investments:
Taxable	305,173	276,841	10%
Exempt from federal income tax	27,515	24,109	14%
Dividends	11,961	13,103	(9)%
Temporary investments and interest bearing deposits	90,227	111,659	(19)%
Total interest income	2,755,240	2,539,327	9%
Interest expense:
Deposits	802,806	461,654	74%
Securities sold under agreement to repurchase and federal funds purchased	4,873	3,923	24%
Borrowings	190,241	242,914	(22)%
Junior and other subordinated debentures	38,918	37,665	3%
Total interest expense	1,036,838	746,156	39%
Net interest income	1,718,402	1,793,171	(4)%
Provision for credit losses	105,924	213,199	(50)%
Non-interest income:
Service charges on deposits	71,517	65,525	9%
Card-based fees	57,089	55,263	3%
Financial services and trust revenue	20,208	13,471	50%
Residential mortgage banking revenue, net	24,108	16,789	44%
Gain on sale of debt securities, net	24	13	85%
(Loss) gain on equity securities, net	(392)	2,300	(117)%
(Loss) gain on loan and lease sales, net	(2,853)	4,414	(165)%
BOLI income	18,760	15,624	20%
Other income	22,505	30,528	(26)%
Total non-interest income	210,966	203,927	3%
Non-interest expense:
Salaries and employee benefits	588,830	616,103	(4)%
Occupancy and equipment, net	182,372	183,480	(1)%
Intangible amortization	119,431	111,296	7%
FDIC assessments	41,577	71,402	(42)%
Merger and restructuring expense	23,713	171,659	(86)%
Other expenses	148,771	158,760	(6)%
Total non-interest expense	1,104,694	1,312,700	(16)%
Income before provision for income taxes	718,750	471,199	53%
Provision for income taxes	185,075	122,484	51%
Net income	$533,675	$348,715	53%

Weighted average basic shares outstanding	208,463	195,304	7%
Weighted average diluted shares outstanding	209,337	195,871	7%
Earnings per common share – basic	$2.56	$1.79	43%
Earnings per common share – diluted	$2.55	$1.78	43%

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$496,666	$591,364	$515,263	$440,215	$498,496	(16)%	—%
Interest-bearing cash and temporary investments	1,381,589	1,519,658	1,553,568	1,760,902	1,664,038	(9)%	(17)%
Investment securities:
Equity and other, at fair value	78,133	79,996	77,221	77,203	76,995	(2)%	1%
Available for sale, at fair value	8,274,615	8,676,807	8,503,000	8,616,545	8,829,870	(5)%	(6)%
Held to maturity, at amortized cost	2,101	2,159	2,203	2,247	2,300	(3)%	(9)%
Loans held for sale	71,535	66,639	56,310	47,201	30,715	7%	133%
Loans and leases	37,680,901	37,503,002	37,709,987	37,642,413	37,441,951	—%	1%
Allowance for credit losses on loans and leases	(424,629)	(420,054)	(418,671)	(414,344)	(440,871)	1%	(4)%
Net loans and leases	37,256,272	37,082,948	37,291,316	37,228,069	37,001,080	—%	1%
Restricted equity securities	150,024	116,274	116,274	116,274	179,274	29%	(16)%
Premises and equipment, net	348,670	338,107	337,842	336,869	338,970	3%	3%
Operating lease right-of-use assets	111,227	106,224	108,278	113,833	115,811	5%	(4)%
Goodwill	1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Other intangible assets, net	484,248	513,303	542,358	571,588	603,679	(6)%	(20)%
Residential mortgage servicing rights, at fair value	108,358	101,919	110,039	110,444	109,243	6%	(1)%
Bank-owned life insurance	693,839	691,160	686,485	682,293	680,948	—%	2%
Deferred tax asset, net	359,425	286,432	361,773	356,031	347,203	25%	4%
Other assets	730,461	706,375	756,319	735,058	665,740	3%	10%
Total assets	$51,576,397	$51,908,599	$52,047,483	$52,224,006	$52,173,596	(1)%	(1)%
Liabilities:
Deposits
Non-interest-bearing	$13,307,905	$13,534,065	$13,481,616	$13,808,554	$14,256,452	(2)%	(7)%
Interest-bearing	28,412,827	27,980,623	28,041,656	27,897,606	27,350,568	2%	4%
Total deposits	41,720,732	41,514,688	41,523,272	41,706,160	41,607,020	—%	—%
Securities sold under agreements to repurchase	236,627	183,833	197,860	213,573	252,119	29%	(6)%
Borrowings	3,100,000	3,650,000	3,900,000	3,900,000	3,950,000	(15)%	(22)%
Junior subordinated debentures, at fair value	330,895	311,896	310,187	309,544	316,440	6%	5%
Junior and other subordinated debentures, at amortized cost	107,668	107,725	107,781	107,838	107,895	—%	—%
Operating lease liabilities	125,710	121,298	123,082	129,240	130,576	4%	(4)%
Other liabilities	836,541	745,331	908,629	900,406	814,512	12%	3%
Total liabilities	46,458,173	46,634,771	47,070,811	47,266,761	47,178,562	—%	(2)%
Shareholders' equity:
Common stock	5,817,458	5,812,237	5,807,041	5,802,322	5,802,747	—%	—%
Accumulated deficit	(237,254)	(304,525)	(374,687)	(418,946)	(467,571)	(22)%	(49)%
Accumulated other comprehensive loss	(461,980)	(233,884)	(455,682)	(426,131)	(340,142)	98%	36%
Total shareholders' equity	5,118,224	5,273,828	4,976,672	4,957,245	4,995,034	(3)%	2%
Total liabilities and shareholders' equity	$51,576,397	$51,908,599	$52,047,483	$52,224,006	$52,173,596	(1)%	(1)%

Common shares outstanding at period end	209,536	209,532	209,459	209,370	208,585	—%	—%

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.36	—%	—%
Book value	$24.43	$25.17	$23.76	$23.68	$23.95	(3)%	2%
Tangible book value (1)	$17.20	$17.81	$16.26	$16.03	$16.12	(3)%	7%

Performance Ratios:
Efficiency ratio (2)	54.61%	54.56%	59.02%	60.57%	64.81%	0.05	(10.20)
Non-interest expense to average assets (1)	2.06%	2.08%	2.16%	2.22%	2.58%	(0.02)	(0.52)
Return on average assets ("ROAA")	1.10%	1.12%	0.93%	0.96%	0.72%	(0.02)	0.38
Pre-provision net revenue ("PPNR") ROAA (1)	1.70%	1.72%	1.49%	1.44%	1.39%	(0.02)	0.31
Return on average common equity	10.91%	11.36%	9.85%	10.01%	7.90%	(0.45)	3.01
Return on average tangible common equity (1)	15.41%	16.34%	14.55%	14.82%	12.19%	(0.93)	3.22

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (5), (6)	52.51%	53.89%	53.56%	56.97%	57.31%	(1.38)	(4.80)
Operating non-interest expense to average assets (1)	2.03%	2.05%	2.03%	2.14%	2.25%	(0.02)	(0.22)
Operating ROAA (1), (6)	1.15%	1.10%	1.08%	1.04%	0.89%	0.05	0.26
Operating PPNR ROAA (1), (6)	1.77%	1.69%	1.70%	1.55%	1.62%	0.08	0.15
Operating return on average common equity (1), (6)	11.40%	11.15%	11.47%	10.89%	9.81%	0.25	1.59
Operating return on average tangible common equity (1), (6)	16.11%	16.04%	16.96%	16.12%	15.14%	0.07	0.97

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.05%	6.22%	6.20%	6.13%	6.13%	(0.17)	(0.08)
Yield on earning assets (2)	5.63%	5.78%	5.80%	5.69%	5.75%	(0.15)	(0.12)
Cost of interest bearing deposits	2.66%	2.95%	2.97%	2.88%	2.54%	(0.29)	0.12
Cost of interest bearing liabilities	2.98%	3.29%	3.31%	3.25%	3.02%	(0.31)	(0.04)
Cost of total deposits	1.80%	1.99%	2.01%	1.92%	1.63%	(0.19)	0.17
Cost of total funding (3)	2.09%	2.32%	2.34%	2.27%	2.05%	(0.23)	0.04
Net interest margin (2)	3.64%	3.56%	3.56%	3.52%	3.78%	0.08	(0.14)
Average interest bearing cash / Average interest earning assets	3.29%	3.74%	3.51%	3.56%	3.64%	(0.45)	(0.35)
Average loans and leases / Average interest earning assets	78.42%	77.91%	78.27%	77.87%	78.04%	0.51	0.38
Average loans and leases / Average total deposits	89.77%	90.42%	90.61%	90.41%	89.91%	(0.65)	(0.14)
Average non-interest bearing deposits / Average total deposits	32.45%	32.52%	32.54%	33.29%	35.88%	(0.07)	(3.43)
Average total deposits / Average total funding (3)	91.88%	90.25%	90.15%	90.09%	90.02%	1.63	1.86

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.44%	0.44%	0.41%	0.38%	0.30%	—	0.14
Non-performing assets to total assets	0.33%	0.32%	0.30%	0.28%	0.22%	0.01	0.11
Allowance for credit losses to loans and leases	1.17%	1.17%	1.16%	1.16%	1.24%	—	(0.07)
Total risk-based capital ratio (4)	12.6%	12.5%	12.2%	12.0%	11.9%	0.10	0.70
Common equity tier 1 risk-based capital ratio (4)	10.5%	10.3%	10.0%	9.8%	9.6%	0.20	0.90
(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.
(6) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Year Ended		% Change
	Dec 31, 2024	Dec 31, 2023	Year over Year
Per Common Share Data:
Dividends	$1.44	$1.43	0.70%

Performance Ratios:
Efficiency ratio (2)	57.14%	65.59%	(8.45)
Non-interest expense to average assets (1)	2.13%	2.65%	(0.52)
Return on average assets	1.03%	0.70%	0.33
PPNR ROAA (1)	1.59%	1.38%	0.21
Return on average common equity	10.55%	7.81%	2.74
Return on average tangible common equity (1)	15.31%	11.46%	3.85

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (4), (5)	54.22%	53.87%	0.35
Operating non-interest expense to average assets (1)	2.06%	2.22%	(0.16)
Operating ROAA (1), (5)	1.09%	1.05%	0.04
Operating PPNR ROAA (1), (5)	1.68%	1.84%	(0.16)
Operating return on average common equity (1), (5)	11.23%	11.67%	(0.44)
Operating return on average tangible common equity (1), (5)	16.30%	17.13%	(0.83)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.15%	5.95%	0.20
Yield on earning assets (2)	5.73%	5.54%	0.19
Cost of interest bearing deposits	2.87%	1.93%	0.94
Cost of interest bearing liabilities	3.21%	2.56%	0.65
Cost of total deposits	1.93%	1.19%	0.74
Cost of total funding (3)	2.26%	1.69%	0.57
Net interest margin (2)	3.57%	3.91%	(0.34)
Average interest bearing cash / Average interest earning assets	3.53%	4.68%	(1.15)
Average loans and leases / Average interest earning assets	78.12%	77.21%	0.91
Average loans and leases / Average total deposits	90.30%	91.01%	(0.71)
Average non-interest bearing deposits / Average total deposits	32.70%	38.37%	(5.67)
Average total deposits / Average total funding (3)	90.59%	88.18%	2.41

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.
(5) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,278,154	$6,391,806	$6,407,351	$6,557,768	$6,482,940	(2)%	(3)%
Owner occupied term, net	5,270,294	5,210,485	5,230,511	5,231,676	5,195,605	1%	1%
Multifamily, net	5,804,364	5,779,737	5,868,848	5,828,960	5,704,734	—%	2%
Construction & development, net	1,983,213	1,988,923	1,946,693	1,728,652	1,747,302	—%	14%
Residential development, net	231,647	244,579	269,106	284,117	323,899	(5)%	(28)%
Commercial:
Term, net	5,537,618	5,429,209	5,559,548	5,544,450	5,536,765	2%	—%
Lines of credit & other, net	2,769,643	2,640,669	2,558,633	2,491,557	2,430,127	5%	14%
Leases & equipment finance, net	1,660,835	1,670,427	1,701,943	1,706,759	1,729,512	(1)%	(4)%
Residential:
Mortgage, net	5,933,352	5,944,734	5,992,163	6,128,884	6,157,166	—%	(4)%
Home equity loans & lines, net	2,031,653	2,017,336	1,982,786	1,950,421	1,938,166	1%	5%
Consumer & other, net	180,128	185,097	192,405	189,169	195,735	(3)%	(8)%
Total loans and leases, net of deferred fees and costs	$37,680,901	$37,503,002	$37,709,987	$37,642,413	$37,441,951	—%	1%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	17%	17%	17%
Owner occupied term, net	14%	14%	14%	14%	14%
Multifamily, net	15%	15%	15%	15%	15%
Construction & development, net	5%	5%	5%	5%	5%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	15%	15%	15%
Lines of credit & other, net	7%	7%	6%	6%	6%
Leases & equipment finance, net	4%	4%	5%	5%	5%
Residential:
Mortgage, net	16%	16%	16%	16%	16%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$13,307,905	$13,534,065	$13,481,616	$13,808,554	$14,256,452	(2)%	(7)%
Demand, interest bearing	8,475,693	8,444,424	8,195,284	8,095,211	8,044,432	0%	5%
Money market	11,475,055	11,351,066	10,927,813	10,822,498	10,324,454	1%	11%
Savings	2,360,040	2,450,924	2,508,598	2,640,060	2,754,113	(4)%	(14)%
Time	6,102,039	5,734,209	6,409,961	6,339,837	6,227,569	6%	(2)%
Total	$41,720,732	$41,514,688	$41,523,272	$41,706,160	$41,607,020	—%	—%

Total core deposits (1)	$37,487,909	$37,774,870	$37,159,069	$37,436,569	$37,423,402	(1)%	0%

Deposit mix:
Demand, non-interest bearing	32%	33%	33%	34%	34%
Demand, interest bearing	20%	20%	20%	19%	19%
Money market	27%	27%	26%	26%	25%
Savings	6%	6%	6%	6%	7%
Time	15%	14%	15%	15%	15%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate, net	$39,332	$37,332	$37,584	$39,736	$28,689	5%	37%
Commercial, net	57,146	61,464	54,986	58,960	45,682	(7)%	25%
Total loans and leases on non-accrual status	96,478	98,796	92,570	98,696	74,371	(2)%	30%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate, net	—	136	—	253	870	(100)%	(100)%
Commercial, net	4,684	6,012	5,778	10,733	8,232	(22)%	(43)%
Residential, net (2)	65,552	59,961	54,525	31,916	29,102	9%	125%
Consumer & other, net	179	317	220	437	326	(44)%	(45)%
Total loans and leases past due 90+ days and accruing (2)	70,415	66,426	60,523	43,339	38,530	6%	83%
Total non-performing loans and leases (1), (2)	166,893	165,222	153,093	142,035	112,901	1%	48%
Other real estate owned	2,666	2,395	2,839	1,762	1,036	11%	157%
Total non-performing assets (1), (2)	$169,559	$167,617	$155,932	$143,797	$113,937	1%	49%

Loans and leases past due 31-89 days	$105,199	$67,310	$85,998	$109,673	$85,235	56%	23%
Loans and leases past due 31-89 days to total loans and leases	0.28%	0.18%	0.23%	0.29%	0.23%	0.10	0.05
Non-performing loans and leases to total loans and leases (1), (2)	0.44%	0.44%	0.41%	0.38%	0.30%	—	0.14
Non-performing assets to total assets (1), (2)	0.33%	0.32%	0.30%	0.28%	0.22%	0.01	0.11

(1) Non-accrual and 90+ days past due loans include government guarantees of $73.6 million, $65.8 million, $64.6 million, $43.0 million, and $31.6 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $2.4 million, $3.7 million, $1.0 million, $1.6 million, and $1.0 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$420,054	$418,671	$414,344	$440,871	$416,560	0%	1%
Provision for credit losses on loans and leases	30,230	30,498	34,760	17,476	53,183	(1)%	(43)%
Charge-offs
Commercial real estate, net	(2,935)	—	(585)	(161)	(629)	nm	367%
Commercial, net	(25,780)	(32,645)	(33,561)	(47,232)	(31,949)	(21)%	(19)%
Residential, net	(26)	(936)	(504)	(490)	(89)	(97)%	(71)%
Consumer & other, net	(1,523)	(1,395)	(1,551)	(1,870)	(1,841)	9%	(17)%
Total charge-offs	(30,264)	(34,976)	(36,201)	(49,753)	(34,508)	(13)%	(12)%
Recoveries
Commercial real estate, net	3	44	551	358	35	(93)%	(91)%
Commercial, net	4,104	5,258	4,198	4,732	4,414	(22)%	(7)%
Residential, net	163	143	411	170	781	14%	(79)%
Consumer & other, net	339	416	608	490	406	(19)%	(17)%
Total recoveries	4,609	5,861	5,768	5,750	5,636	(21)%	(18)%
Net (charge-offs) recoveries
Commercial real estate, net	(2,932)	44	(34)	197	(594)	nm	394%
Commercial, net	(21,676)	(27,387)	(29,363)	(42,500)	(27,535)	(21)%	(21)%
Residential, net	137	(793)	(93)	(320)	692	nm	(80)%
Consumer & other, net	(1,184)	(979)	(943)	(1,380)	(1,435)	21%	(17)%
Total net charge-offs	(25,655)	(29,115)	(30,433)	(44,003)	(28,872)	(12)%	(11)%
Balance, end of period	$424,629	$420,054	$418,671	$414,344	$440,871	1%	(4)%
Reserve for unfunded commitments
Balance, beginning of period	$18,199	$19,928	$22,868	$23,208	$21,482	(9)%	(15)%
(Recapture) provision for credit losses on unfunded commitments	(2,031)	(1,729)	(2,940)	(340)	1,726	17%	(218)%
Balance, end of period	16,168	18,199	19,928	22,868	23,208	(11)%	(30)%
Total Allowance for credit losses (ACL)	$440,797	$438,253	$438,599	$437,212	$464,079	1%	(5)%

Net charge-offs to average loans and leases (annualized)	0.27%	0.31%	0.32%	0.47%	0.31%	(0.04)	(0.04)
Recoveries to gross charge-offs	15.23%	16.76%	15.93%	11.56%	16.33%	(1.53)	(1.10)
ACLLL to loans and leases	1.13%	1.12%	1.11%	1.10%	1.18%	0.01	(0.05)
ACL to loans and leases	1.17%	1.17%	1.16%	1.16%	1.24%	—	(0.07)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Year Ended		% Change
($ in thousands)	Dec 31, 2024	Dec 31, 2023	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$440,871	$301,135	46%
Initial ACL recorded for PCD loans acquired during the period	—	26,492	(100)%
Provision for credit losses on loans and leases (1)	112,964	209,979	(46)%
Charge-offs
Commercial real estate, net	(3,681)	(803)	358%
Commercial, net	(139,218)	(109,862)	27%
Residential, net	(1,956)	(547)	258%
Consumer & other, net	(6,339)	(5,762)	10%
Total charge-offs	(151,194)	(116,974)	29%
Recoveries
Commercial real estate, net	956	333	187%
Commercial, net	18,292	16,884	8%
Residential, net	887	1,123	(21)%
Consumer & other, net	1,853	1,899	(2)%
Total recoveries	21,988	20,239	9%
Net (charge-offs) recoveries
Commercial real estate, net	(2,725)	(470)	480%
Commercial, net	(120,926)	(92,978)	30%
Residential, net	(1,069)	576	(286)%
Consumer & other, net	(4,486)	(3,863)	16%
Total net charge-offs	(129,206)	(96,735)	34%
Balance, end of period	$424,629	$440,871	(4)%
Reserve for unfunded commitments
Balance, beginning of period	$23,208	$14,221	63%
Initial ACL recorded for unfunded commitments acquired during the period	—	5,767	(100)%
(Recapture) provision for credit losses on unfunded commitments	(7,040)	3,220	(319)%
Balance, end of period	16,168	23,208	(30)%
Total Allowance for credit losses (ACL)	$440,797	$464,079	(5)%

Net charge-offs to average loans and leases (annualized)	0.34%	0.27%	0.07
Recoveries to gross charge-offs	14.54%	17.30%	(2.76)

(1) For the year ended ended December 31, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$77,492	$1,230	6.35%	$67,764	$1,122	6.62%	$48,868	$649	5.31%
Loans and leases (1)	37,538,617	571,613	6.05%	37,543,561	587,481	6.22%	37,333,310	577,092	6.13%
Taxable securities	7,850,888	77,932	3.97%	7,943,391	78,755	3.97%	7,903,053	82,872	4.19%
Non-taxable securities (2)	831,021	7,903	3.80%	828,362	7,821	3.78%	809,551	8,073	3.99%
Temporary investments and interest-bearing cash	1,572,680	18,956	4.80%	1,802,396	24,683	5.45%	1,743,447	24,055	5.47%
Total interest-earning assets (1), (2)	47,870,698	$677,634	5.63%	48,185,474	$699,862	5.78%	47,838,229	$692,741	5.75%
Goodwill and other intangible assets	1,528,431			1,559,696			1,652,282
Other assets	2,189,102			2,263,847			2,341,845
Total assets	$51,588,231			$52,009,017			$51,832,356
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,562,817	$52,364	2.43%	$8,312,685	$57,237	2.74%	$7,617,427	$44,861	2.34%
Money market deposits	11,441,154	72,830	2.53%	11,085,499	77,948	2.80%	10,276,894	61,055	2.36%
Savings deposits	2,393,348	680	0.11%	2,480,170	1,085	0.17%	2,880,622	698	0.10%
Time deposits	5,848,516	63,163	4.30%	6,140,692	71,757	4.65%	5,847,400	64,045	4.35%
Total interest-bearing deposits	28,245,835	189,037	2.66%	28,019,046	208,027	2.95%	26,622,343	170,659	2.54%
Repurchase agreements and federal funds purchased	197,843	971	1.95%	194,805	1,121	2.29%	245,989	1,226	1.98%
Borrowings	3,076,087	39,912	5.16%	3,873,913	49,636	5.10%	3,918,261	56,066	5.68%
Junior and other subordinated debentures	419,607	9,290	8.81%	417,393	9,894	9.43%	440,007	10,060	9.07%
Total interest-bearing liabilities	31,939,372	$239,210	2.98%	32,505,157	$268,678	3.29%	31,226,600	$238,011	3.02%
Non-interest-bearing deposits	13,569,118			13,500,235			14,899,001
Other liabilities	853,451			885,033			1,011,019
Total liabilities	46,361,941			46,890,425			47,136,620
Common equity	5,226,290			5,118,592			4,695,736
Total liabilities and shareholders' equity	$51,588,231			$52,009,017			$51,832,356
NET INTEREST INCOME (2)		$438,424			$431,184			$454,730
NET INTEREST SPREAD (2)			2.65%			2.49%			2.73%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.64%			3.56%			3.78%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.1 million for the three months ended December 31, 2024, as compared to $966,000 for the three months ended September 30, 2024 and $1.1 million for the three months ended December 31, 2023.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Year Ended
	December 31, 2024			December 31, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$69,348	$4,505	6.50%	$87,675	$3,871	4.42%
Loans and leases (1)	37,585,426	2,315,859	6.15%	35,412,594	2,109,744	5.95%
Taxable securities	7,928,449	317,134	4.00%	7,479,573	289,944	3.88%
Non-taxable securities (2)	833,915	31,499	3.78%	740,376	28,236	3.81%
Temporary investments and interest-bearing cash	1,696,070	90,227	5.32%	2,147,348	111,659	5.20%
Total interest-earning assets (1), (2)	48,113,208	$2,759,224	5.73%	45,867,566	$2,543,454	5.54%
Goodwill and other intangible assets	1,573,712			1,423,075
Other assets	2,228,134			2,205,678
Total assets	$51,915,054			$49,496,319
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,265,535	$214,869	2.60%	$6,280,333	$97,162	1.55%
Money market deposits	10,998,452	299,741	2.73%	9,962,837	185,035	1.86%
Savings deposits	2,528,828	3,409	0.13%	2,994,333	3,384	0.11%
Time deposits	6,219,996	284,787	4.58%	4,743,615	176,073	3.71%
Total interest-bearing deposits	28,012,811	802,806	2.87%	23,981,118	461,654	1.93%
Repurchase agreements and federal funds purchased	212,235	4,873	2.30%	269,853	3,923	1.45%
Borrowings	3,691,530	190,241	5.15%	4,522,656	242,914	5.37%
Junior and other subordinated debentures	419,459	38,918	9.28%	421,195	37,665	8.94%
Total interest-bearing liabilities	32,336,035	$1,036,838	3.21%	29,194,822	$746,156	2.56%
Non-interest-bearing deposits	13,608,946			14,927,443
Other liabilities	909,708			907,329
Total liabilities	46,854,689			45,029,594
Common equity	5,060,365			4,466,725
Total liabilities and shareholders' equity	$51,915,054			$49,496,319
NET INTEREST INCOME (2)		$1,722,386			$1,797,298
NET INTEREST SPREAD (2)			2.52%			2.98%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.57%			3.91%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $4.0 million for the year ended December 31, 2024, as compared to $4.1 million for the same period in 2023.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$4,519	$5,225	$3,452	$2,920	$2,686	(14)%	68%
Servicing	5,947	6,012	5,952	6,021	5,966	(1)%	—%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,103)	(3,127)	(3,183)	(3,153)	(3,215)	(1)%	(3)%
Changes due to valuation inputs or assumptions	7,414	(6,540)	1,238	3,117	(6,251)	nm	nm
MSR hedge (loss) gain	(7,819)	5,098	(1,611)	(4,271)	5,026	(253)%	(256)%
Total	$6,958	$6,668	$5,848	$4,634	$4,212	4%	65%

Closed loan volume for-sale	$175,046	$161,094	$140,875	$86,903	$87,033	9%	101%
Gain on sale margin	2.58%	3.24%	2.45%	3.36%	3.09%	-0.66	-0.51

Residential mortgage servicing rights:
Balance, beginning of period	$101,919	$110,039	$110,444	$109,243	$117,640	(7)%	(13)%
Additions for new MSR capitalized	2,128	1,547	1,540	1,237	920	38%	131%
Sale of MSR assets	—	—	—	—	149	nm	(100)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,103)	(3,127)	(3,183)	(3,153)	(3,215)	(1)%	(3)%
Changes due to valuation inputs or assumptions	7,414	(6,540)	1,238	3,117	(6,251)	nm	nm
Balance, end of period	$108,358	$101,919	$110,039	$110,444	$109,243	6%	(1)%

Residential mortgage loans serviced for others	$7,939,445	$7,965,538	$8,120,046	$8,081,039	$8,175,664	—%	(3)%
MSR as % of serviced portfolio	1.36%	1.28%	1.36%	1.37%	1.34%	0.08	0.02

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Year Ended		% Change
($ in thousands)	Dec 31, 2024	Dec 31, 2023	Year over Year
Residential mortgage banking revenue:
Origination and sale	$16,116	$11,881	36%
Servicing	23,932	33,417	(28)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(12,566)	(17,694)	(29)%
Changes due to valuation inputs or assumptions	5,229	(6,122)	nm
MSR hedge loss	(8,603)	(4,693)	83%
Total	$24,108	$16,789	44%

Closed loan volume for-sale	$563,918	$441,568	28%
Gain on sale margin	2.86%	2.69%	0.17

Residential mortgage servicing rights:
Balance, beginning of period	$109,243	$185,017	(41)%
Additions for new MSR capitalized	6,452	5,347	21%
Sale of MSR assets	—	(57,305)	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(12,566)	(17,694)	(29)%
Changes due to valuation inputs or assumptions	5,229	(6,122)	nm
Balance, end of period	$108,358	$109,243	(1)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Total shareholders' equity	a	$5,118,224	$5,273,828	$4,976,672	$4,957,245	$4,995,034	(3)%	2%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		484,248	513,303	542,358	571,588	603,679	(6)%	(20)%
Tangible common shareholders' equity	b	$3,604,742	$3,731,291	$3,405,080	$3,356,423	$3,362,121	(3)%	7%

Total assets	c	$51,576,397	$51,908,599	$52,047,483	$52,224,006	$52,173,596	(1)%	(1)%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		484,248	513,303	542,358	571,588	603,679	(6)%	(20)%
Tangible assets	d	$50,062,915	$50,366,062	$50,475,891	$50,623,184	$50,540,683	(1)%	(1)%
Common shares outstanding at period end	e	209,536	209,532	209,459	209,370	208,585	—%	—%

Total shareholders' equity to total assets ratio	a / c	9.92%	10.16%	9.56%	9.49%	9.57%	(0.24)	0.35
Tangible common equity to tangible assets ratio	b / d	7.20%	7.41%	6.75%	6.63%	6.65%	(0.21)	0.55
Book value per common share	a / e	$24.43	$25.17	$23.76	$23.68	$23.95	(3)%	2%
Tangible book value per common share	b / e	$17.20	$17.81	$16.26	$16.03	$16.12	(3)%	7%

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain (loss) on sale of debt securities, net		$10	$3	$(1)	$12	$9	233%	11%
(Loss) gain on equity securities, net		(1,424)	2,272	325	(1,565)	2,636	(163)%	(154)%
Gain (loss) on swap derivatives		3,642	(3,596)	424	1,197	(8,042)	nm	nm
Change in fair value of certain loans held for investment		(7,355)	9,365	(10,114)	(2,372)	19,354	(179)%	(138)%
Change in fair value of MSR due to valuation inputs or assumptions		7,414	(6,540)	1,238	3,117	(6,251)	nm	nm
MSR hedge (loss) gain		(7,819)	5,098	(1,611)	(4,271)	5,026	(253)%	(256)%
Total non-interest income adjustments	a	$(5,532)	$6,602	$(9,739)	$(3,882)	$12,732	(184)%	(143)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$2,230	$2,364	$14,641	$4,478	$7,174	(6)%	(69)%
Exit and disposal costs		872	631	1,218	1,272	2,791	38%	(69)%
FDIC special assessment (2)		—	—	884	4,848	32,923	nm	(100)%
Total non-interest expense adjustments	b	$3,102	$2,995	$16,743	$10,598	$42,888	4%	(93)%

Net interest income	c	$437,373	$430,218	$427,449	$423,362	$453,623	2%	(4)%

Non-interest income (GAAP)	d	$49,747	$66,159	$44,703	$50,357	$65,533	(25)%	(24)%
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	nm	nm
Operating non-interest income (non-GAAP)	e	$55,279	$59,557	$54,442	$54,239	$52,801	(7)%	5%

Revenue (GAAP)	f=c+d	$487,120	$496,377	$472,152	$473,719	$519,156	(2)%	(6)%
Operating revenue (non-GAAP)	g=c+e	$492,652	$489,775	$481,891	$477,601	$506,424	1%	(3)%

Non-interest expense (GAAP)	h	$266,576	$271,358	$279,244	$287,516	$337,176	(2)%	(21)%
Less: Non-interest expense adjustments	b	(3,102)	(2,995)	(16,743)	(10,598)	(42,888)	4%	(93)%
Operating non-interest expense (non-GAAP)	i	$263,474	$268,363	$262,501	$276,918	$294,288	(2)%	(10)%

Net income (GAAP)	j	$143,269	$146,182	$120,144	$124,080	$93,531	(2)%	53%
Provision for income taxes		49,076	50,068	40,944	44,987	33,540	(2)%	46%
Income before provision for income taxes		192,345	196,250	161,088	169,067	127,071	(2)%	51%
Provision for credit losses		28,199	28,769	31,820	17,136	54,909	(2)%	(49)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	220,544	225,019	192,908	186,203	181,980	(2)%	21%
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	nm	nm
Add: Non-interest expense adjustments	b	3,102	2,995	16,743	10,598	42,888	4%	(93)%
Operating PPNR (non-GAAP)	l	$229,178	$221,412	$219,390	$200,683	$212,136	4%	8%

Net income (GAAP)	j	$143,269	$146,182	$120,144	$124,080	$93,531	(2)%	53%
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	nm	nm
Add: Non-interest expense adjustments	b	3,102	2,995	16,743	10,598	42,888	4%	(93)%
Tax effect of adjustments		(2,158)	902	(6,621)	(3,620)	(7,539)	(339)%	(71)%
Operating net income (non-GAAP)	m	$149,745	$143,477	$140,005	$134,940	$116,148	4%	29%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Average assets	n	$51,588,231	$52,009,017	$51,981,555	$52,083,973	$51,832,356	(1)%	—%
Less: Average goodwill and other intangible assets, net		1,528,431	1,559,696	1,588,239	1,619,134	1,652,282	(2)%	(7)%
Average tangible assets	o	$50,059,800	$50,449,321	$50,393,316	$50,464,839	$50,180,074	(1)%	—%

Average common shareholders' equity	p	$5,226,290	$5,118,592	$4,908,239	$4,985,875	$4,695,736	2%	11%
Less: Average goodwill and other intangible assets, net		1,528,431	1,559,696	1,588,239	1,619,134	1,652,282	(2)%	(7)%
Average tangible common equity	q	$3,697,859	$3,558,896	$3,320,000	$3,366,741	$3,043,454	4%	22%

Weighted average basic shares outstanding	r	208,548	208,545	208,498	208,260	208,083	—%	—%
Weighted average diluted shares outstanding	s	209,889	209,454	209,011	208,956	208,739	—%	1%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.69	$0.70	$0.58	$0.60	$0.45	(1)%	53%
Earnings-per-share - diluted	j / s	$0.68	$0.70	$0.57	$0.59	$0.45	(3)%	51%
Efficiency ratio (1)	h / f	54.61%	54.56%	59.02%	60.57%	64.81%	0.05	(10.20)
Non-interest expense to average assets	h / n	2.06%	2.08%	2.16%	2.22%	2.58%	(0.02)	(0.52)
Return on average assets	j / n	1.10%	1.12%	0.93%	0.96%	0.72%	(0.02)	0.38
Return on average tangible assets	j / o	1.14%	1.15%	0.96%	0.99%	0.74%	(0.01)	0.40
PPNR return on average assets	k / n	1.70%	1.72%	1.49%	1.44%	1.39%	(0.02)	0.31
Return on average common equity	j / p	10.91%	11.36%	9.85%	10.01%	7.90%	(0.45)	3.01
Return on average tangible common equity	j / q	15.41%	16.34%	14.55%	14.82%	12.19%	(0.93)	3.22

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$0.72	$0.69	$0.67	$0.65	$0.56	4%	29%
Operating earnings-per-share - diluted (2)	m / s	$0.71	$0.69	$0.67	$0.65	$0.56	3%	27%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	52.51%	53.89%	53.56%	56.97%	57.31%	(1.38)	(4.80)
Operating non-interest expense to average assets	i / n	2.03%	2.05%	2.03%	2.14%	2.25%	(0.02)	(0.22)
Operating return on average assets (2)	m / n	1.15%	1.10%	1.08%	1.04%	0.89%	0.05	0.26
Operating return on average tangible assets (2)	m / o	1.19%	1.13%	1.12%	1.08%	0.92%	0.06	0.27
Operating PPNR return on average assets (2)	l / n	1.77%	1.69%	1.70%	1.55%	1.62%	0.08	0.15
Operating return on average common equity (2)	m / p	11.40%	11.15%	11.47%	10.89%	9.81%	0.25	1.59
Operating return on average tangible common equity (2)	m / q	16.11%	16.04%	16.96%	16.12%	15.14%	0.07	0.97
(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$266,576	$271,358	$279,244	$287,516	$337,176	(2)%	(21)%
Less: Non-interest expense adjustments	b	(3,102)	(2,995)	(16,743)	(10,598)	(42,888)	4%	(93)%
Operating non-interest expense (non-GAAP)	i	263,474	268,363	262,501	276,918	294,288	(2)%	(10)%
Less: B&O taxes	t	(3,495)	(3,248)	(3,183)	(3,223)	(2,727)	8%	28%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$259,979	$265,115	$259,318	$273,695	$291,561	(2)%	(11)%

Net interest income (tax equivalent) (1)	v	$438,424	$431,184	$428,434	$424,344	$454,730	2%	(4)%
Non-interest income (GAAP)	d	49,747	66,159	44,703	50,357	65,533	(25)%	(24)%
Add: BOLI tax equivalent adjustment (1)	w	1,390	1,248	1,291	1,809	1,182	11%	18%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	489,561	498,591	474,428	476,510	521,445	(2)%	(6)%
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	nm	nm
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$495,093	$491,989	$484,167	$480,392	$508,713	1%	(3)%

Efficiency ratio (1) (2)	h / f	54.61%	54.56%	59.02%	60.57%	64.81%	0.05	(10.20)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	52.51%	53.89%	53.56%	56.97%	57.31%	(1.38)	(4.80)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Year Ended		% Change
($ in thousands)		Dec 31, 2024	Dec 31, 2023	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$24	$13	85%
(Loss) gain on equity securities, net		(392)	2,300	(117)%
Gain (loss) on swap derivatives		1,667	(4,597)	nm
Change in fair value of certain loans held for investment		(10,476)	2,630	(498)%
Change in fair value of MSR due to valuation inputs or assumptions		5,229	(6,122)	nm
MSR hedge loss		(8,603)	(4,693)	83%
Total non-interest income adjustments	a	$(12,551)	$(10,469)	20%

Non-Interest Expense Adjustments
Merger and restructuring expense		$23,713	$171,659	(86)%
Exit and disposal costs		3,993	10,218	(61)%
FDIC special assessment (2)		5,732	32,923	(83)%
Total non-interest expense adjustments	b	$33,438	$214,800	(84)%

Net interest income	c	$1,718,402	$1,793,171	(4)%

Non-interest income (GAAP)	d	$210,966	$203,927	3%
Less: Non-interest income adjustments	a	12,551	10,469	20%
Operating non-interest income (non-GAAP)	e	$223,517	$214,396	4%

Revenue (GAAP)	f=c+d	$1,929,368	$1,997,098	(3)%
Operating revenue (non-GAAP)	g=c+e	$1,941,919	$2,007,567	(3)%

Non-interest expense (GAAP)	h	$1,104,694	$1,312,700	(16)%
Less: Non-interest expense adjustments	b	(33,438)	(214,800)	(84)%
Operating non-interest expense (non-GAAP)	i	$1,071,256	$1,097,900	(2)%

Net income (GAAP)	j	$533,675	$348,715	53%
Provision for income taxes		185,075	122,484	51%
Income before provision for income taxes		718,750	471,199	53%
Provision for credit losses		105,924	213,199	(50)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	824,674	684,398	20%
Less: Non-interest income adjustments	a	12,551	10,469	20%
Add: Non-interest expense adjustments	b	33,438	214,800	(84)%
Operating PPNR (non-GAAP)	l	$870,663	$909,667	(4)%

Net income (GAAP)	j	$533,675	$348,715	53%
Less: Non-interest income adjustments	a	12,551	10,469	20%
Add: Non-interest expense adjustments	b	33,438	214,800	(84)%
Tax effect of adjustments		(11,497)	(52,567)	(78)%
Operating net income (non-GAAP)	m	$568,167	$521,417	9%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Year Ended		% Change
($ in thousands)		Dec 31, 2024	Dec 31, 2023	Year over Year
Average assets	n	$51,915,054	$49,496,319	5%
Less: Average goodwill and other intangible assets, net		1,573,712	1,423,075	11%
Average tangible assets	o	$50,341,342	$48,073,244	5%

Average common shareholders' equity	p	$5,060,365	$4,466,725	13%
Less: Average goodwill and other intangible assets, net		1,573,712	1,423,075	11%
Average tangible common equity	q	$3,486,653	$3,043,650	15%

Weighted average basic shares outstanding	r	208,463	195,304	7%
Weighted average diluted shares outstanding	s	209,337	195,871	7%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$2.56	$1.79	43%
Earnings-per-share - diluted	j / s	$2.55	$1.78	43%
Efficiency ratio (1)	h / f	57.14%	65.59%	(8.45)
Non-interest expense to average assets	h/n	2.13%	2.65%	(0.52)
Return on average assets	j / n	1.03%	0.70%	0.33
Return on average tangible assets	j / o	1.06%	0.73%	0.33
PPNR return on average assets	k/n	1.59%	1.38%	0.21
Return on average common equity	j / p	10.55%	7.81%	2.74
Return on average tangible common equity	j / q	15.31%	11.46%	3.85

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$2.73	$2.67	2%
Operating earnings-per-share - diluted (2)	m / s	$2.71	$2.66	2%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	54.22%	53.87%	0.35
Operating non-interest expense to average assets	i/n	2.06%	2.22%	(0.16)
Operating return on average assets (2)	m / n	1.09%	1.05%	0.04
Operating return on average tangible assets (2)	m / o	1.13%	1.08%	0.05
Operating PPNR return on average assets (2)	l / n	1.68%	1.84%	(0.16)
Operating return on average common equity (2)	m / p	11.23%	11.67%	(0.44)
Operating return on average tangible common equity (2)	m / q	16.30%	17.13%	(0.83)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Year Ended		% change
($ in thousands)		Dec 31, 2024	Dec 31, 2023	Year over Year
Non-interest expense (GAAP)	h	$1,104,694	$1,312,700	(16)%
Less: Non-interest expense adjustments	b	(33,438)	(214,800)	(84)%
Operating non-interest expense (non-GAAP)	i	1,071,256	1,097,900	(2)%
Less: B&O taxes	t	(13,149)	(11,778)	12%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$1,058,107	$1,086,122	(3)%

Net interest income (tax equivalent) (1)	v	$1,722,386	$1,797,298	(4)%
Non-interest income (GAAP)	d	210,966	203,927	3%
Add: BOLI tax equivalent adjustment (1)	w	5,738	4,677	23%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	1,939,090	2,005,902	(3)%
Less: Non-interest income adjustments	a	12,551	10,469	20%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$1,951,641	$2,016,371	(3)%

Efficiency ratio (1), (2)	h /f	57.14%	65.59%	(8.45)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	54.22%	53.87%	0.35

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Loans and leases interest income	a	$571,613	$587,481	$582,246	$574,519	$577,092	(3)%	(1)%
Less: Acquired loan accretion - rate related (2), (3)	b	22,188	21,963	24,942	23,482	26,914	1%	(18)%
Less: Acquired loan accretion - credit related (3)	c	4,313	4,127	4,835	5,119	5,430	5%	(21)%
Adjusted loans and leases interest income	d=a-b-c	$545,112	$561,391	$552,469	$545,918	$544,748	(3)%	—%

Taxable securities interest income	e	$77,932	$78,755	$81,723	$78,724	$82,872	(1)%	(6)%
Less: Acquired taxable securities accretion - rate related	f	36,980	35,359	40,120	31,527	34,290	5%	8%
Adjusted Taxable securities interest income	g=e-f	$40,952	$43,396	$41,603	$47,197	$48,582	(6)%	(16)%

Non-taxable securities interest income (1)	h	$7,903	$7,821	$7,889	$7,886	$8,073	1%	(2)%
Less: Acquired non-taxable securities accretion - rate related	i	2,274	2,241	2,256	2,270	2,309	1%	(2)%
Adjusted Taxable securities interest income (1)	j=h-i	$5,629	$5,580	$5,633	$5,616	$5,764	1%	(2)%

Interest income (1)	k	$677,634	$699,862	$696,521	$685,207	$692,741	(3)%	(2)%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	61,442	59,563	67,318	57,279	63,513	3%	(3)%
Less: Acquired loan accretion - credit related (3)	c	4,313	4,127	4,835	5,119	5,430	5%	(21)%
Adjusted interest income (1)	m=k-l-c	$611,879	$636,172	$624,368	$622,809	$623,798	(4)%	(2)%

Interest-bearing deposits interest expense	n	$189,037	$208,027	$207,307	$198,435	$170,659	(9)%	11%
Less: Acquired deposit accretion	o	—	—	—	—	(187)	nm	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$189,037	$208,027	$207,307	$198,435	$170,846	(9)%	11%

Interest expense	q	$239,210	$268,678	$268,087	$260,863	$238,011	(11)%	1%
Less: Acquired interest-bearing liabilities accretion (2)	r	(57)	(57)	(57)	(57)	(244)	—%	(77)%
Adjusted interest expense	s=q-r	$239,267	$268,735	$268,144	$260,920	$238,255	(11)%	—%

Net Interest Income (1)	t	$438,424	$431,184	$428,434	$424,344	$454,730	2%	(4)%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	61,499	59,620	67,375	57,336	63,757	3%	(4)%
Less: Acquired loan accretion - credit related (3)	c	4,313	4,127	4,835	5,119	5,430	5%	(21)%
Adjusted net interest income (1)	v=t-u-c	$372,612	$367,437	$356,224	$361,889	$385,543	1%	(3)%

Average loans and leases	aa	37,538,617	37,543,561	37,663,396	37,597,101	37,333,310	—%	1%
Average taxable securities	ab	7,850,888	7,943,391	7,839,202	8,081,003	7,903,053	(1)%	(1)%
Average non-taxable securities	ac	831,021	828,362	825,030	851,342	809,551	—%	3%
Average interest-earning assets	ad	47,870,698	48,185,474	48,117,746	48,280,787	47,838,229	(1)%	—%
Average interest-bearing deposits	ae	28,245,835	28,019,046	28,041,156	27,742,579	26,622,343	1%	6%
Average interest-bearing liabilities	af	31,939,372	32,505,157	32,583,458	32,318,653	31,226,600	(2)%	2%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	6.05%	6.22%	6.20%	6.13%	6.13%	(0.17)	(0.08)
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.24%	0.23%	0.27%	0.25%	0.29%	0.01	(0.05)
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	0.04%	0.05%	0.05%	0.06%	0.01	(0.01)
Adjusted average yield on loans and leases	d / aa	5.76%	5.95%	5.88%	5.83%	5.78%	(0.19)	(0.02)

Average yield on taxable securities	e / ab	3.97%	3.97%	4.17%	3.90%	4.19%	—	(0.22)
Less: Acquired taxable securities accretion - rate related	f / ab	1.87%	1.77%	2.06%	1.57%	1.72%	0.10	0.15
Adjusted average yield on taxable securities	g / ab	2.10%	2.20%	2.11%	2.33%	2.47%	(0.10)	(0.37)

Average yield on non-taxable securities (1)	h / ac	3.80%	3.78%	3.82%	3.71%	3.99%	0.02	(0.19)
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.09%	1.08%	1.10%	1.07%	1.13%	0.01	(0.04)
Adjusted yield on non-taxable securities (1)	j / ac	2.71%	2.70%	2.72%	2.64%	2.86%	0.01	(0.15)

Average yield on interest-earning assets (1)	k / ad	5.63%	5.78%	5.80%	5.69%	5.75%	(0.15)	(0.12)
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.51%	0.49%	0.56%	0.48%	0.53%	0.02	(0.02)
Less: Acquired loan accretion - credit related (3)	c / ad	0.03%	0.04%	0.04%	0.04%	0.05%	(0.01)	(0.02)
Adjusted average yield on interest-earning assets (1)	m / ad	5.09%	5.25%	5.20%	5.17%	5.17%	(0.16)	(0.08)

Average rate on interest-bearing deposits	n / ae	2.66%	2.95%	2.97%	2.88%	2.54%	(0.29)	0.12
Less: Acquired deposit accretion	o / ae	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing deposits	p / ae	2.66%	2.95%	2.97%	2.88%	2.54%	(0.29)	0.12

Average rate on interest-bearing liabilities	q / af	2.98%	3.29%	3.31%	3.25%	3.02%	(0.31)	(0.04)
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing liabilities	s / af	2.98%	3.29%	3.31%	3.25%	3.02%	(0.31)	(0.04)

Net interest margin (1)	t / ad	3.64%	3.56%	3.56%	3.52%	3.78%	0.08	(0.14)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.51%	0.49%	0.56%	0.48%	0.53%	0.02	(0.02)
Less: Acquired loan accretion - credit related (3)	c / ad	0.03%	0.04%	0.04%	0.04%	0.05%	(0.01)	(0.02)
Adjusted net interest margin (1)	v / ad	3.10%	3.03%	2.96%	3.00%	3.20%	0.07	(0.10)

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Year Ended
($ in thousands)		Dec 31, 2024	Dec 31, 2023	Year over Year
Loans and leases interest income	a	$2,315,859	$2,109,744	10%
Less: Acquired loan accretion - rate related (2), (3)	b	92,575	98,257	(6)%
Less: Acquired loan accretion - credit related (3)	c	18,394	22,706	(19)%
Adjusted loans and leases interest income	d=a-b-c	$2,204,890	$1,988,781	11%

Taxable securities interest income	e	$317,134	$289,944	9%
Less: Acquired taxable securities accretion - rate related	f	143,986	123,666	16%
Adjusted Taxable securities interest income	g=e-f	$173,148	$166,278	4%

Non-taxable securities interest income (1)	h	$31,499	$28,236	12%
Less: Acquired non-taxable securities accretion - rate related	i	9,041	7,772	16%
Adjusted Taxable securities interest income (1)	j=h-i	$22,458	$20,464	10%

Interest income (1)	k	$2,759,224	$2,543,454	8%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	245,602	229,695	7%
Less: Acquired loan accretion - credit related (3)	c	18,394	22,706	(19)%
Adjusted interest income (1)	m=k-l-c	$2,495,228	$2,291,053	9%

Interest-bearing deposits interest expense	n	$802,806	$461,654	74%
Less: Acquired deposit accretion	o	—	(933)	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$802,806	$462,587	74%

Interest expense	q	$1,036,838	$746,156	39%
Less: Acquired interest-bearing liabilities accretion (2)	r	(228)	(1,161)	(80)%
Adjusted interest expense	s=q-r	$1,037,066	$747,317	39%

Net Interest Income (1)	t	$1,722,386	$1,797,298	(4)%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	245,830	230,856	6%
Less: Acquired loan accretion - credit related (3)	c	18,394	22,706	(19)%
Adjusted net interest income (1)	v=t-u-c	$1,458,162	$1,543,736	(6)%

Average loans and leases	aa	37,585,426	35,412,594	6%
Average taxable securities	ab	7,928,449	7,479,573	6%
Average non-taxable securities	ac	833,915	740,376	13%
Average interest-earning assets	ad	48,113,208	45,867,566	5%
Average interest-bearing deposits	ae	28,012,811	23,981,118	17%
Average interest-bearing liabilities	af	32,336,035	29,194,822	11%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Fourth Quarter 2024 Results
January 23, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Year Ended
($ in thousands)		Dec 31, 2024	Dec 31, 2023	Year over Year
Average yield on loans and leases	a / aa	6.15%	5.95%	0.20
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.25%	0.28%	(0.03)
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	0.06%	(0.01)
Adjusted average yield on loans and leases	d / aa	5.85%	5.61%	0.24

Average yield on taxable securities	e / ab	4.00%	3.88%	0.12
Less: Acquired taxable securities accretion - rate related	f / ab	1.82%	1.65%	0.17
Adjusted average yield on taxable securities	g / ab	2.18%	2.23%	(0.05)

Average yield on non-taxable securities (1)	h / ac	3.78%	3.81%	(0.03)
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.08%	1.05%	0.03
Adjusted yield on non-taxable securities (1)	j / ac	2.70%	2.76%	(0.06)

Average yield on interest-earning assets (1)	k / ad	5.73%	5.54%	0.19
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.51%	0.50%	0.01
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	(0.01)
Adjusted average yield on interest-earning assets (1)	m / ad	5.18%	4.99%	0.19

Average rate on interest-bearing deposits	n / ae	2.87%	1.93%	0.94
Less: Acquired deposit accretion	o / ae	—%	—%	—
Adjusted average rate on interest-bearing deposits	p / ae	2.87%	1.93%	0.94

Average rate on interest-bearing liabilities	q / af	3.21%	2.56%	0.65
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—
Adjusted average rate on interest-bearing liabilities	s / af	3.21%	2.56%	0.65

Net interest margin (1)	t / ad	3.57%	3.91%	(0.34)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.51%	0.50%	0.01
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	(0.01)
Adjusted net interest margin (1)	v / ad	3.02%	3.36%	(0.34)

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.